SENECA LETTERHEAD
                            SENECA FOODS CORPORATION
                           1162 Pittsford-Victor Road
                               Pittsford NY 14534

         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                    EASTERN STANDARD TIME ON AUGUST 27, 1998

Shareholder Name & Address:             ________________________
                                        ________________________
                                        ________________________
                                        ________________________

                                            -----------------

                            SENECA FOODS CORPORATION
              RIGHTS FOR CONVERTIBLE PARTICIPATING PREFERRED STOCK


Dear Shareholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE INFORMATION SET FORTH BELOW.

As the registered owner of this Subscription Certificate, you are entitled to subscribe for the number of shares of Convertible Participating Preferred Stock with $0.025 par value per share (the "New Preferred Stock") of Seneca Foods Corporation shown above. You may subscribe for such shares at the Subscription Price of $12.00 per share.


                     THIS SUBSCRIPTION RIGHT IS TRANSFERABLE

                 VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
                   BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON
                      AUGUST 27, 1998, THE EXPIRATION DATE

Control No. __________ Rights Represented by this Subscription Certificate _____

Account No. _________        Number of Shares of New Preferred Stock:__________

                            SENECA FOODS CORPORATION
        SUBSCRIPTION RIGHTS FOR CONVERTIBLE PARTICIPATING PREFERRED STOCK
               (Complete appropriate section of this certificate)

The registered owner of this Subscription Certificate, named below, or his or her assigns, is entitled to the number of Rights to subscribe for the Convertible Participating Preferred Stock of Seneca Foods Corporation (the
"Company") shown above, in the ratio of one-half share of Convertible Participating Preferred Stock for each Right, pursuant to and upon the terms and conditions and at the Subscription Price for each share of Convertible Participating Preferred Stock specified in the Prospectus relating thereto. Stock certificates for the shares subscribed for will be delivered as soon as practicable after full payment for the shares subscribed for has been received and cleared. Any refund in connection with subscriptions will be delivered as soon as practicable thereafter. The Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment set forth herein.

TO SUBSCRIBE, TWO RIGHTS AND FULL PAYMENT OF THE SUBSCRIPTION PRICE ARE REQUIRED FOR EACH SHARE OF CONVERTIBLE PARTICIPATING PREFERRED STOCK.

If the aggregate Subscription Price paid by a Rights Holder is insufficient to purchase the aggregate number of shares subscribed for, then such Rights Holder will be deemed to have exercised the Subscription Privilege to the full extent of the payment tendered. If the total Subscription Price paid by a Rights Holder exceeds the amount necessary to purchase the number of shares for which the Rights Holder has indicated an intention to subscribe, then the excess payment tendered will be refunded to the Rights Holder as soon as practicable thereafter. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Prospectus enclosed herewith.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE SUBSCRIPTION PRIVILEGE WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER FULL PAYMENT FOR THE SHARES SUBSCRIBED FOR HAS BEEN RECEIVED AND CLEARED. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FULL PAYMENT FOR THE SHARES OF CONVERTIBLE PARTICIPATING PREFERRED STOCK MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO SENECA FOODS CORPORATION, AS SUBSCRIPTION AGENT. ALTERNATIVELY, A NOTICE OF GUARANTEED DELIVERY MUST ACCOMPANY THE EXERCISE FORM.


PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

PLEASE FILL IN ALL APPLICABLE INFORMATION AND SEND BY TELEGRAM, FACSIMILE TRANSMISSION OR MAIL TO:

                                    SENECA FOODS CORPORATION
                                    1605 Main Street, Suite 1010
                                    Sarasota, Florida  34236
                                    Attn.: Sarah S. Mortensen
                                    Telecopier: (941) 954-7508

--------------------------------------------------------------------------------

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF RIGHTS SHARES OR A PORTION THEREOF


I apply for ___________________ X $12.00 = $_________________________
            (No. of new shares)                      (Amount Enclosed)
--------------------------------------------------------------------------------


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TO SUBSCRIBE:  I hereby irrevocably subscribe for the face amount of Convertible
Participating Preferred Stock indicated above, hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is hereby acknowledged. I hereby agree that if I fail to pay for the shares of Convertible Participating Preferred Stock for which I have subscribed, the Company may exercise any of the remedies set forth in the Prospectus.

---------------------------------------------        -------------------------
                                                     Social Security Number
---------------------------------------------        --------------------------
Signature(s) of Subscriber(s)                        Social Security Number

---------------------------------------------
Address for delivery of shares if other
than shown above

If permanent change of address, check here [   ]

Please give your telephone number:

(    )

TO TRANSFER RIGHTS: For value received, _____ of the Rights represented by the Subscription Certificates are assigned to:

----------------------------------------------
(Print Full Name of Assignee)
---------------------------------------------
(Print Full Address)

---------------------------------------------
Signature(s) of Assignor(s)

IMPORTANT: The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the top of this Subscription Certificate. Your Signature must be guaranteed by: (a) a commercial bank or trust company or (b) a member firm of a domestic stock exchange, (c) a savings or credit union.

               Signature:______________________________________________________
                                       (Name of Bank or Firm)

               By:___________________________________________________________
                                       (Signature of Officer and Title)


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